Exhibit 4.1

First Supplemental Senior Notes Indenture (this “Supplemental Indenture”), dated as of August 14, 2009 among SPX Corporation, a Delaware corporation (the “Company”), APV North America, Inc., a Delaware corporation (“APV”), SPX Precision Components LLC, a Delaware limited liability company (“Precision” and together with APV, the “New Guarantors”), the Initial Subsidiary Guarantors (together with the New Guarantors, the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Initial Subsidiary Guarantors has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of December 13, 2007, providing for the issuance initially of up to $500,000,000 aggregate principal amount of the Company’s 7 5/8 % Senior Notes due 2014 (the “Notes”);

WHEREAS, Section 4.13 of the Indenture provides that the Company shall cause each domestic Subsidiary of the Company that Guarantees Indebtedness of the Company under the Credit Agreement to execute and deliver a supplemental indenture to the Indenture providing for a Note Guarantee by such Subsidiary pursuant to Article Ten of the Indenture;

WHEREAS, each of the New Guarantors has executed an assumption agreement dated as of August 14, 2009 in order to Guarantee Indebtedness of the Company under the Company’s Credit Agreement;

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture.

(2)           Agreement to Guarantee.  Each of the New Guarantors hereby agrees, jointly and severally with all Subsidiary Guarantors, to fully and unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture as if named as a Subsidiary Guarantor thereunder.

(3)          Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

1

(4)           Governing Law.  This Supplemental Indenture shall be governed by the laws of the State of New York.

(5)           Duplicate Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(6)           Separability.   In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(7)           Table of Contents, Headings, Etc.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SPX CORPORATION

By:	/s/ Patrick J. O’Leary
Name: Patrick J. O’Leary
Title: Executive Vice President and CEO

FLAIR CORPORATION

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Executive Vice President and Secretary

KAYEX CHINA HOLDINGS, INC.

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Vice President and Secretary

THE MARLEY COMPANY LLC

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Executive Vice President and Secretary

MARLEY ENGINEERED PRODUCTS LLC

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Executive Vice President and Secretary

THE MARLEY-WYLAIN COMPANY

By:	/s/ Dan Watanapongse
Name: Dan Watanapongse
Title: Vice President, Secretary and Treasurer

MCT SERVICES LLC

By:	/s/ Jeffrey Ebert
Name: Jeffrey Ebert
Title: Vice President

P.S.D., INC.

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Vice President and Secretary

SPX COOLING TECHNOLOGIES, INC.

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Executive Vice President and Secretary

SPX PRECISION COMPONENTS LLC

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Vice President and Secretary

TCI INTERNATIONAL, INC.

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Vice President and Secretary

WAUKESHA ELECTRIC SYSTEMS, INC.

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Vice President and Treasurer

XCEL ERECTORS, INC.

By:	/s/ Robert Foreman
Name: Robert Foreman
Title: President

APV NORTH AMERICA, INC.

By:	/s/ Kevin Lilly
Name: Kevin Lilly
Title: Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Katherine Esber
Name: Katherine Esber
Title: Vice President